As filed with the Securities and Exchange Commission on July 21, 2011
Registration Statement No. 333-●

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MINEFINDERS CORPORATION LTD.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of Incorporation or organization)	N/A (I.R.S. Employer Identification No.)
Suite 2288 - 1177 West Hastings Street Vancouver, British Columbia Canada V6E 2K3 (Address of Principal Executive Offices, including zip code)

2011 Stock Option Plan
(Full title of the plan)
CT Corporation 111 Eighth Avenue, 13th Floor New York, New York 10011 (Name and Address of Agent for Service) (212) 894-8940 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares reserved for issuance pursuant to Options available for issuance under the Plan(1)	6,000,000	US$14.82(3)	US$88,920,000	US$10,323.61
Total	6,000,000(4)	N/A	US$88,920,000	US$10,323.61

(1)	Common Shares of the Registrant, without par value, available for issuance by the Registrant pursuant to the Plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3)
Calculated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act based on the average of the high and low prices (US$15.21 and US$14.43, respectively) for the Company’s Common Shares on June 20, 2011, as quoted on the NYSE Amex.

(4)	Under the terms of its Plan, the Registrant is authorized to issue stock options exercisable to purchase up to a maximum of 6,000,000 Common Shares.

INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 6,000,000 common shares (“Common Shares”) of Minefinders Corporation Ltd. (the “Registrant”) reserved for issuance upon exercise of stock options granted under the Registrant’s 2011 Stock Option Plan (the “Plan”), dated effective February 15, 2011 and confirmed by the Company’s shareholders on May 18, 2011.

Any Common Shares subject to a stock option which has been granted under the Plan and which has been cancelled or terminated for any reason, including the Common Shares subject to that portion of a stock option deemed cancelled in satisfaction of a cashless exercise, shall be returned to the pool of Common Shares available for the grant of future stock options under the Plan.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* This information is not required to be included in, and is not incorporated by reference in, this registration statement.

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this registration statement:

(a)	the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2010 (the “Annual Report”) filed with the Commission on February 25, 2011;

(b)
all other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report incorporated by reference herein pursuant to (a) above; and

(c)
the description of the Common Shares contained in the Registrant’s registration statement on Form 8-A  filed with the Commission on January 17, 2003, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario), the Registrant may indemnify a present director or officer, a former director or officer, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with the Registrant or other entity, and the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding, provided that the individual must repay any moneys advanced by the Registrant if the individual has not fulfilled conditions (i) and (ii) set out below. The Registrant may not indemnify such an individual unless (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.  Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. In addition, a director, officer or other individual described above is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual has fulfilled conditions (i) and (ii) set forth above.

In accordance with and subject to the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such body corporate if he or she acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The by-laws do not limit the right of the Registrant to indemnify any person to the full extent permitted by law.

The Registrant maintains a directors’ & officers’ insurance policies for the benefit of the directors and officers of the Registrant and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay, to the extent permitted by applicable law. The policy contains standard industry exclusions and reimburse the Registrant for payments made pursuant to the indemnity provided by the Registrant under the Business Corporations Act (Ontario) and the by-laws of the Registrant.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Minefinders Corporation Ltd. 2011 Stock Option Plan
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of KPMG LLP
23.2	Consent of Stikeman Elliott LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-7 of this Registration Statement)

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, State of Washington, on this 21st day of July, 2011.

MINEFINDERS CORPORATION LTD.

/s/ Mark H. Bailey Name: Mark H. Bailey Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark H. Bailey and Greg D. Smith, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Mark H. Bailey Mark H. Bailey	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 21, 2011
/s/ Greg D. Smith Greg D. Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2011
/s/ Robert L. Leclerc Robert L. Leclerc	Director	July 21, 2011
/s/ James M. Dawson James M. Dawson	Director	July 21, 2011
/s/ H. Leo King H. Leo King	Director	July 21, 2011
/s/ W. Robert Gilroy W. Robert Gilroy	Director	July 21, 2011

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, in the capacity of the duly authorized representative of Minefinders Corporation Ltd. in the United States, in the City of Bellingham, State of Washington, on this 21st day of July, 2011.

/s/ Mark H. Bailey Name: Mark H. Bailey Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Minefinders Corporation Ltd. 2011 Stock Option Plan
5.1	Opinion of Stikeman Elliott LLP
23.1	Consent of KPMG LLP
23.2	Consent of Stikeman Elliott LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (See page II-7 of this Registration Statement)